SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.

                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2)
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          PEOPLES BANCORPORATION, INC.
                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [x]  No Fee Required.
      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:



     2)   Aggregate number of securities to which transaction applies:



     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:



     4)   Proposed maximum aggregate value of transaction:



     5)   Total fee paid



[ ]  Fee paid previously with preliminary materials



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                          PEOPLES BANCORPORATION, INC.
                              1818 East Main Street
                          Easley, South Carolina 29640

                    Notice of Annual Meeting of Shareholders

                                  May 19, 2005

TO OUR SHAREHOLDERS:

         Notice is hereby given that the Annual Meeting of Shareholders of Peoples Bancorporation, Inc. (the "Company") will be held on Thursday, May 19, 2005 at 10:00 a.m., at Peoples Bancorporation, Inc., 1814 East Main Street, Easley, South Carolina 29640, for the following purposes:

         (1) To elect three directors to serve for terms of three years, or until their successors are elected and qualified to serve;

         (2) To consider and vote on proposals to amend Sections 3.02, 3.03, 3.04, 3.09 and 3.11 of Article Three of the Bylaws of the Company; and

         (3) To conduct such other business as may lawfully come before the Annual Meeting or any adjournments or postponements thereof.

         Only shareholders of record at the close of business on March 25, 2005 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

         A proxy statement and proxy solicited by the Board of Directors are enclosed. Please sign, date and return the proxy promptly. If you are a record owner of shares and attend the meeting, you may, if you wish, withdraw your proxy and vote in person.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        R. Riggie Ridgeway
                                        President and Chief Executive Officer
April 12, 2005
Easley, South Carolina


           PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY SO THAT YOUR
                   VOTE MAY BE RECORDED AT THE MEETING IF YOU
                            DO NOT ATTEND PERSONALLY.

                          PEOPLES BANCORPORATION, INC.
                              1818 East Main Street
                          Easley, South Carolina 29640

                              --------------------

                                 PROXY STATEMENT

                              --------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Peoples Bancorporation, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at Peoples Bancorporation, Inc., 1814 East Main Street, Easley, South Carolina 29640 on Thursday, May 19, 2005 at 10:00 a.m., and any adjournments or postponements thereof, for the purposes set forth in the Notice of Annual Meeting accompanying this Proxy Statement. In addition to solicitations by mail, officers and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone or other electronic means. The Company will pay the cost of this proxy solicitation. This Proxy Statement and the accompanying form of proxy were first mailed to the shareholders on or about April 12, 2005. As used herein, the term "Banks" means The Peoples National Bank, Bank of Anderson, N.A. and Seneca National Bank, the wholly owned subsidiaries of the Company.

                                  ANNUAL REPORT

         The Annual Report to Shareholders covering the Company's fiscal year ended December 31, 2004, including financial statements, is enclosed. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

                              REVOCABILITY OF PROXY

         Any proxy given pursuant to this solicitation may be revoked by any record shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked by the record shareholder prior to the meeting by delivering to Robert E. Dye, Jr., Secretary of the Company, 1818 East Main Street, Easley, South Carolina 29640, an instrument revoking the proxy or by delivering to Mr. Dye at such address a duly executed proxy for the same shares bearing a later date. Written notice of revocation of a proxy or delivery of a later dated proxy will be effective upon receipt by the Company. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

                                QUORUM AND VOTING


         Only shareholders of record on March 25, 2005 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding 5,910,069 shares of common stock, par value $1.11 per share. Each share outstanding will be entitled to one vote on each matter submitted to the annual meeting.

      A majority of the shares entitled to be voted at the annual meeting constitutes a quorum. If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" and shares that are not voted, including proxies submitted by brokers that are the record owners of shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the annual meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote who are present in person or represented by proxy have the power to adjourn the meeting from time to time. If the meeting is to be reconvened within thirty days, no notice of the reconvened meeting will be given other than an announcement at the adjourned meeting. If the meeting is to be adjourned for thirty days or more, notice of the reconvened meeting will be given as provided in the Bylaws. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

      If a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast by shares present and entitled to vote at the annual meeting. "Plurality" means that if there are more nominees than positions to be filled, the individuals who receive the largest number of votes cast for the positions to be filled will be elected as directors. Cumulative voting is permitted. See "CUMULATIVE VOTING RIGHTS." Votes that are withheld or that are not voted in the election of directors will have no effect on the outcome of election of directors. If a quorum is present, all other matters that may be considered and acted upon at the Annual Meeting will be approved if the number of shares of Common Stock voted in favor of the matter exceeds the number of shares of Common Stock voted against the matter. See "AMENDMENTS TO BYLAWS - Required Vote" beginning on page 21 for additional information regarding the vote required to approve the proposed amendments to the Bylaws.

                            CUMULATIVE VOTING RIGHTS

         Each holder of shares is entitled to cumulate his votes for election of directors. Votes may be cumulated in the following ways: (1) giving one nominee as many votes as the number of directors to be elected multiplied by the number of shares owned, or (2) distributing votes on the same principle among any number of nominees.

         Conditions  precedent to the exercise of cumulative  voting are either:
(1) giving written notice of intention to vote cumulatively to the Secretary of the Company not less than forty-eight hours before the time of the meeting; or
(2) announcing the intention to vote cumulatively at the meeting before voting for directors begins. Once a shareholder gives notice of intention to vote cumulatively, all shareholders entitled to vote at the meeting may cumulate their votes. If notice is given at the meeting, the presiding officer may, or if requested by any shareholder shall, recess the meeting for a period not to exceed two hours.

         If shares are voted cumulatively, the designated proxy agents will cumulate the votes represented by such proxies in such manner as necessary to elect the greatest possible number of management nominees.

                       ACTIONS TO BE TAKEN BY THE PROXIES

      The persons named as proxies were selected by the Board of Directors of the Company. When the form of proxy enclosed is properly executed and returned, the shares that it represents will be voted at the meeting. Unless the shareholder otherwise specifies therein, each proxy will be voted "FOR" the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors and "FOR" all of the amendments to the Company's Bylaws. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with the shareholder's specifications. As to any other matter of business which may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same, but the Board of Directors does not know of any such other business.

                              SHAREHOLDER PROPOSALS

      Any shareholder desiring to submit proposals for the consideration of the shareholders at the next Annual Meeting may do so by sending them in writing to Robert E. Dye, Jr., Secretary, Peoples Bancorporation, Inc., 1818 East Main Street, Easley, South Carolina 29640. Such written proposals must be received prior to December 13, 2005, for inclusion, if otherwise appropriate, in the Company's Proxy Statement and form of Proxy relating to that meeting. With respect to any shareholder proposal not received by the Company prior to February 26, 2006, proxies solicited by management of the Company will be voted on the proposal in the discretion of the designated proxy agents.

                              ELECTION OF DIRECTORS

         The Board of Directors has nominated three existing directors for re-election to the Board of Directors at the Annual Meeting. The Company's Articles of Incorporation provide for a classified board of directors, whereby approximately one-third of the members of the Company's Board of Directors are elected each year at the Company's Annual Meeting of Shareholders. At each Annual Meeting of Shareholders, successors to the class of directors whose term expires at the Annual Meeting are elected for a three-year term.

         The Board of Directors recommends the election of the three nominees listed below. In the event that any such nominee is not available to serve as a director, the persons acting under the proxy intend to vote, in his stead, for such person as the Board of Directors may recommend.

         Information about the nominees and about the directors whose terms will continue after the Annual Meeting is set forth below.

                 Nominees for Three Year- Terms Expiring in 2008

         Charles E. Dalton, age 62, has been President and Chief Executive Officer of Blue Ridge Electric Cooperative, located in Pickens, South Carolina, since 1982. Mr. Dalton is past president of the Association of Electric Cooperatives of South Carolina. Mr. Dalton is a director of The Peoples National Bank and he has been a director of the Company since 1992.

         Larry D. Reeves, age 63, has served as Senior Vice President of Cromer Foods, Inc. since 1989, after 20 years with Owens Corning Fiberglass where he managed plants in Huntington, Pennsylvania and Anderson, South Carolina. Mr. Reeves also serves as a director and President of Christian Youth Camp, Inc. Mr. Reeves has been a director of Bank of Anderson, N. A. since 1998 and he has been a director of the Company since 2000.

         R. Riggie Ridgeway, age 58, has served as President and Chief Executive Officer, of Peoples Bancorporation, Inc. since April, 2004. Prior to that, Mr. Ridgeway served as Executive Vice President of the Company. Mr. Ridgeway has continually served as President, Chief Executive Officer and Director of The Peoples National Bank since 1996. From 1986 until 1996, Mr. Ridgeway served as Executive Vice President, director and senior loan officer of The Peoples
National Bank. Mr. Ridgeway, who has over thirty-five years of banking experience, began his banking career with South Carolina National Bank in 1969. In 1973, he accepted a job at Southern Bank and Trust Company (now Wachovia) in Greenville and served there in various capacities for over 10 years. In 1983, he began the commercial banking function at American Federal Savings Bank, also in Greenville and remained there until 1986 when The Peoples National Bank was organized. Mr. Ridgeway has been a director of Peoples Bancorporation, Inc. since its formation in 1992.

                      Directors Whose Terms Expire in 2007

         David C.  King,  age 55, has served as  President  and Chief  Executive
Officer and a director of Bank of Anderson, N. A. since its formation in September 1998. Mr. King, who has been involved in the banking industry for over 30 years, served as President and Chief Executive Officer of Barrow Bank and Trust in Winder, Georgia from December, 1994 until its acquisition by Regions Financial Corporation in March 1996, and continued his employment with Regions until March of 1997. Mr. King is also co-owner of Sullivan King Mortuary in Anderson, South Carolina and Kid's Stuff Academy, Inc. in Anderson and Clemson, South Carolina. Mr. King has been a director of the Company since 2000.

         Andrew M. McFall, III, age 70, was employed by Anderson Savings and Loan Association and its successor Security Federal, Security Mortgage and its successor, Painewebber Mortgage, and Columbia National, Inc. until retiring in 1995. Mr. McFall is a past President of the Greenville Chapter of the American Savings and Loan Institute and is past President of the South Carolina Controllers Society. He has also served as a Commissioner on the Anderson County Planning Commission. Mr. McFall has been a director of Bank of Anderson, N.A. since 1998, and he has been a director of the Company since 2000.

         Eugene W. Merritt, Jr., age 61, has been co-owner and President of Merritt Brothers, Inc., a commercial landscape company, since 1971. In addition, Mr. Merritt is a co-owner of Merritt Brothers Tree Farm located in Easley, South Carolina. Mr. Merritt is currently serving as a member of the Board of Directors of the AgFirst Farm Credit Bank in Columbia, South Carolina. Mr. Merritt is a director of The Peoples National Bank and he has been a director of the Company since 1993.

         George B. Nalley, Jr., age 66, has been Managing Partner of Nalley Commercial Properties since 1964 and is also Chairman of Nalley Construction Company and Town `N' Country Realty of Easley, Inc., each of which is located in the Easley, South Carolina area. Mr. Nalley is a director of The Peoples National Bank and he has been a director of the Company since 1992.

         Nell W. Smith, age 75, served as a South Carolina State Senator from 1981 to 1993. Ms. Smith is a past Chairman and current member of the Palmetto Hospital Foundation, Friends of the Library and as a board member of the Easley Chamber of Commerce. Ms. Smith is a founder of Clemson University's John C. Calhoun Lecture Series. Ms. Smith is a director of The Peoples National Bank and she has been a director of the Company since 1992.

         A. J.  Thompson,  Jr.,  M.D.,  age 57, has practiced  ophthalmology  in
Easley, South Carolina since 1981. Dr. Thompson is currently serving as President of Keowee - Toxaway Co., LLC, which owns 75% of The Reserve at Lake Keowee and President of LP Investments, LLC, which also owns property on Lake Keowee. Dr. Thompson is a director of The Peoples National Bank and he has been a director of the Company since 1992.

                      Directors Whose Terms Expire in 2006

         William A. Carr, age 78, served as mayor of the City of Easley, South Carolina from April 1983 through April 1999. Mr. Carr is a director of The Peoples National Bank and he has been a director of the Company since 1992.

         Robert E. Dye, Jr., age 37, has served as Senior Vice President, Chief Financial Officer and Secretary of Peoples Bancorporation, Inc. since April, 2004. Prior to that, Mr. Dye served as Director of Corporate Activities for the Banks and Company from August 2002 through April 2004 and served as Director of Expansion and Development from November 1997 through July 2002. Prior to joining the Company, Mr. Dye was Vice President at Britt, Peters & Associates, Inc., an engineering firm in Greenville, South Carolina. Prior to that, Mr. Dye served as an engineer for South Carolina operations of Vulcan Materials Company. Mr. Dye is a director of The Peoples National Bank and he has been a director of the Company since 1997.

         W. Rutledge Galloway, age 61, has been C.E.O. of Galloway-Bell, Inc., a residential, industrial and commercial insulation contractor, since 1972. Mr. Galloway also served as a director of the Greenville, South Carolina Home Builders Association. Mr. Galloway is a director of The Peoples National Bank and he has been a director of the Company since 1992.

         E. Smyth McKissick, III, age 47, has been President of Alice Manufacturing Company, a textile manufacturing company, since 1988. Mr. McKissick is a member of the Board of Directors of the South Carolina Manufacturers Alliance and the American Textile Manufacturers Institute. In addition, Mr. McKissick serves on the Board of Trustees of the Institute of Textile Technology and Clemson University. Mr. McKissick is a director of The Peoples National Bank and he has been a director of the Company since 1993.

         James A. Black, Jr., age 73, is a retired insurance executive. In 1997 Mr. Black retired as Vice President of the Barnes Insurance Agency, Inc. in Easley, South Carolina after 25 years of service. Mr. Black holds an Honorary Doctorate of Humanities degree from North Greenville College. During 2002 and 2001, Mr. Black also served as Chairman, Board of Trustees for North Greenville College. Mr. Black has been a director of Seneca National Bank since 1999 and he has been a director of the Company since 2000.

         William B. West, age 55, has served as Executive Vice President and Treasurer of the Company since April, 2004. Prior to that time, he served as Senior Vice President and Chief Financial Officer of the Company from July, 1998 until April, 2004. He has also served as Executive Vice President and Cashier and a director for Bank of Anderson, N.A. since its formation in September, 1998 and Cashier of Seneca National Bank since its formation in February, 1999. Prior to that time, Mr. West was Senior Vice President, Chief Financial Officer, Secretary, Treasurer and Director of First United Bancorporation, Executive Vice President and Cashier and a director of Anderson National Bank, Cashier of Spartanburg National Bank, Cashier and a director of Community Bank of Greenville, N.A., and Treasurer and a director of Quick Credit Corporation until the merger of First United Bancorporation into Regions Financial Corporation in June of 1998. Mr. West has been a director of the Company since 2000.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

Five Percent Beneficial Owners

         The following table sets forth information as of March 1, 2005 with respect to ownership of the outstanding common stock of the Company by persons known to own beneficially more than five percent of the outstanding common stock of the Company.

                                   Shares of Common             Percent of
                                   tock Beneficially            Outstanding
Name and address                         Owned                    Shares
----------------                         -----                    -----

Estate of Robert E. Dye, Sr.            409,447                    7.03%
P. O. Box 858
Easley, South Carolina 29641

Robert E. Dye, Jr.                    608,229(1)                  10.28%
1818 East Main Street
Easley, South Carolina 29640

Alexander C. Dye                      582,812(1)                   9.86%
1818 East Main Street
Easley, South Carolina 29640

(1) Includes 409,447 shares held in the Estate of Robert E. Dye, Sr. of which Messrs. Robert E. Dye, Jr. and Alexander C. Dye are co-personal representatives. Messrs. Robert E. Dye, Jr. and Alexander C. Dye share voting and investment power over these 409,447 shares.

Beneficial Ownership of Management

         The following table sets forth information as of March 15, 2005 with respect to ownership of the outstanding common stock of the Company by (i) each director of the Company, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group.

                                                      Shares of
         Name (and address of 5%                     Common Stock                    Exercisable                Percent
            Beneficial Owner)                   Beneficially Owned (1)            Stock Options(2)              of Total
            -----------------                   ----------------------            ----------------              --------

Garnet A. Barnes (3)                                   124,314                              0                    2.10%
James A. Black, Jr. (4)                                 78,907                              0                    1.34%
William A. Carr (5)                                     25,178                              0                    0.43%
Charles E. Dalton  (6)                                  33,311                         15,856                    0.56%
Robert E. Dye, Jr. (7)                                 608,229                          5,099                   10.28%
W. Rutledge Galloway (8)                               143,680                         22,157                    2.42%
David C. King (9)                                       44,938                         10,548                    0.76%
Andrew M. McFall, III (10)                              21,031                          5,346                    0.36%
E. Smyth McKissick, III                                139,406                         15,856                    2.35%
Eugene W. Merritt, Jr. (11)                             42,238                         15,856                    0.71%
George B. Nalley, Jr. (12)                             141,076                         22,157                    2.38%
Larry D. Reeves                                         13,023                          5,346                    0.22%
R. Riggie Ridgeway (13)                                 98,826                              0                    1.67%
Nell W. Smith                                           31,510                         22,157                    0.53%
A. J. Thompson, Jr., M.D. (14)                         157,211                              0                    2.66%
William B. West (15)                                    28,403                         10,548                    0.48%

Directors and Executive Officers as a                1,764,574                        158,259                   29.08%
Group (17 persons)

Unless otherwise indicated, the named individual or entity has sole voting and investment power with respect to all shares.

(1) Pursuant to the rules of the Securities and Exchange Commission, shares of the Company's Common Stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for purposes of computing the percentage of ownership of the option holder, but not for the purpose of computing the percentage of ownership of any other person. Unless otherwise indicated, the named individual or entity has sole voting and investment power with respect to all shares.
(2) Shares represented by these options are included in the column showing the number of shares of common stock beneficially owned.
(3)      Includes 60,355 shares owned by Mr. Barnes' wife.
(4)      Includes 50,539 shares owned by Mr. Black's wife.
(5)      Includes 2,105 shares owned jointly with Mr. Carr's wife.
(6)      Includes 3,160 shares owned jointly with Mr. Dalton's wife.
(7) Includes 409,477 shares held in the Estate of Robert E. Dye, Sr. of which Mr. Dye is a personal representative, 34,469 shares held by Mr. Dye's wife and 15,204 shares owned by Mr. Dye's minor children.
(8) Includes 31,351 shares owned jointly with Mr. Galloway's wife and 16,959 shares held in the name of Galloway-Bell, Inc. Profit Sharing Plan for the benefit of Mr. Galloway. Mr. Galloway is the C.E.O. of Galloway-Bell, Inc.
(9) Includes 1,050 shares owned by Mr. King's wife and 1,050 shares owned by Mr. King's minor child.
(10)     Includes 1,050 shares owned by Mr. McFall's wife.
(11)     Includes 16,972 shares owned jointly with Mr. Merritt's wife.
(12) Includes 25,443 shares owned by Mr. Nalley's wife and an aggregate of 43,516 shares held in two trusts administered by Mr. Nalley.
(13)     Includes 20,951 shares held jointly with Mr. Ridgeway's wife.
(14) Includes 35,684 shares held by Dr. Thompson's wife and 22,079 shares held by Dr. Thompson's son.
(15)     Includes 3,352 shares owned jointly with Mr. West's wife.

                    BOARD COMMITTEES AND ATTENDANCE AT BOARD
                            AND SHAREHOLDER MEETINGS

         The Board of Directors of the Company held four meetings during the year ended December 31, 2004. All directors except Dr. Thompson attended at least 75% of the meetings held by the Board and committees of the Board on which he or she served.

         The Company encourages, but does not require, its directors to attend annual meetings of shareholders. Last year, twelve of the Company's directors attended the annual meeting of shareholders.

Audit Committee

         The Board of Directors has established an audit committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 to assist the Board in fulfilling its responsibilities relating to corporate accounting and reporting practices of the Company. The Committee also oversees the Company's internal audit staff and independent auditors; coordinates communication between the Board of Directors and the internal audit staff and independent auditor; serves as an independent and objective body to review financial information presented by management to shareholders, regulators and the general public; and determines the adequacy of, and adherence to, administrative, operating and internal accounting controls of the Company. The members of the Audit Committee in 2004 were Charles E. Dalton, James A. Black, Jr., Larry D. Reeves, and Nell
W. Smith. Each member of the Audit Committee is independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter was attached to the 2004 Proxy Statement. The committee met nine times in 2004.

Compensation Committee

         The Board of Directors has also established a compensation committee to assist the Board in setting compensation for employees and executive officers of the Company. The members of the Compensation Committee in 2004 were Garnet A.

Barnes,  Chairman, Nell W. Smith, William A. Carr, Eugene W. Merritt, Jr., James
A. Black, Jr., and Andrew M. McFall, III. The committee met four times in 2004.

Nominating Committee

         Until January, 2005, the Board of Directors had a Nominating and Corporate Governance Committee, which assisted the Board in establishing governance standards and nominating directors. The members of the Nominating and Corporate Governance Committee in 2004 were Garnet A. Barnes, Chairman, James A. Black, Jr., E. Smyth McKissick, III, and Larry D. Reeves. All of these members of the Nominating and Corporate Governance Committee are independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented. The Committee did not have a charter, but operated under Corporate Governance Guidelines that were approved by the entire Board of Directors. The Committee met seven times in 2004.

         In January, 2005, as part of a project to enhance and restructure its corporate governance procedures, the Board of Directors, on recommendation of the Nominating and Corporate Governance Committee, replaced that committee with an Executive Committee and a Nominating Committee. The Executive Committee's responsibilities include advising and assisting the officers of the Company in all matters concerning management of the Company's business, including exercising those powers of the Board that may be delegated to it under South Carolina law when the Board is not in session, and assuming the duties of the former Corporate Governance and Nominating Committee with respect to corporate governance matters. R. Riggie Ridgeway, Garnet A. Barnes, Larry D. Reeves, James
A. Black, Jr. and E. Smyth McKissick III were elected by the Board to serve as the initial members of the Executive Committee until the Board's May, 2005 meeting. The Nominating Committee's responsibilities will include identifying and recommending to the Board potential director nominees. Members of the Nominating Committee have not yet been elected and a charter has not yet been adopted, but these actions are expected to be taken at the Board's May, 2005 meeting. Set forth below is information about nominating procedures that have been followed by the Corporate Governance and Nominating Committee in the past and that are also expected to be followed by the new Nominating Committee in the future.

         In recommending director candidates, the Committee takes into consideration such factors as it deems appropriate based on the Company's current needs. These factors may include experience, judgment, specific skills, background, character, and reputation in the community and the ability to work with others, as well as the candidate's ability to devote the required time and effort to serve on the Board.

         The Committee will consider for nomination as a Board of Directors' nominee candidates recommended by shareholders if the shareholders comply with the following requirements. If a shareholder wishes to recommend a director candidate to the Committee for consideration as a Board of Directors' nominee, such shareholder must submit in writing to the Committee the recommended candidate's name, a brief resume setting forth the recommended candidate's business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate's willingness to be nominated and to serve. This information must be delivered to the Chairman of the Committee at the Company's address and must be received no later than January 15 in any year for the candidate to be considered as a potential Board of Directors' nominee at the Annual Meeting of Shareholders for that year. The Committee may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the Committee's candidates receive.

         Director candidates recommended by shareholders will not be considered for recommendation by the Committee as potential Board of Directors' nominees if the shareholder recommendations are received later than January 15 in any year. However, shareholders may nominate persons at the annual meeting for election to the Board of Directors.

Shareholder Communications with the Board of Directors

         Any shareholder who wishes to send communications to the Board of Directors should mail them addressed to the intended recipient by name or position in care of: Corporate Secretary, Peoples Bancorporation, Inc., 1818 East Main Street, Easley, South Carolina 29640. Upon receipt of any such communications, the Corporate Secretary will determine the identity of the intended recipient and whether the communication is an appropriate shareholder communication. The Corporate Secretary will send all appropriate shareholder communications to the intended recipient. An "appropriate shareholder communication" is a communication from a person claiming to be a shareholder in the communication the subject of which relates solely to the sender's interest as a shareholder and not to any other personal or business interest.

         In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board. In the case of communications addressed to the independent or outside directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Audit Committee. In the case of communications addressed to committees of the board, the Corporate Secretary will send appropriate shareholder communications to the Chairman of such committee.

                             EXECUTIVE COMPENSATION

         The following table provides summary information for the years ended December 31, 2004, 2003 and 2002 concerning compensation paid or accrued by either the Company or the Banks to or on behalf of the Company's Chief Executive Officer and the only other executive officers whose cash compensation in 2004 exceeded $100,000.

                           Summary Compensation Table

                                                                   Annual Compensation(3)
Name and                                                           ----------------------            All Other
Principal Position                                  Year           Salary           Bonus         Compensation(4)
------------------                                  ----           ------           -----         --------------

Robert E. Dye, Sr.                                  2004          $117,500         $     0           $11,917
   President and Chief                              2003          $243,000         $22,080           $25,942
   Executive Officer (1)                            2002          $211,352         $24,600           $25,580



R. Riggie Ridgeway                                  2004          $227,500         $22,750           $23,327
   President and Chief                              2003          $184,250         $14,400           $20,468
   Executive Officer (2)                            2002          $165,102         $16,000           $19,724

William B. West                                     2004          $156,667         $15,660           $13,260
   Executive Vice President                         2003          $136,938         $10,740           $11,714
                                                    2002          $125,501         $12,430           $ 9,563

David C. King                                       2004          $145,500         $14,550           $14,396
   President, Bank of                               2003          $133,250         $10,400           $11,926
   Anderson, N. A.                                  2002          $117,035         $11,500           $ 9,269

---------------

(1) Mr. Dye served as President and Chief Executive Officer until his death in April, 2004.
(2) Mr. Ridgeway became President and Chief Executive Officer in April, 2004. Prior to that time, he served as Executive Vice President of the Company.
(3) The Company provides each of Messrs. Ridgeway, West, and King with an automobile, country club dues and other employee benefits generally provided to the Company's most highly ranking executive officers. The total of such benefits paid to each person in 2004 did not exceed the lesser of $50,000 or 10% of such person's annual salary and bonus payments.
(4) Includes: matching contributions under the Bank's 401(k) Plan during 2004, 2003 and 2002 of $2,970, $7,000 and $5,500 for Mr. Dye; $6,963, $5,918 and
      $5,500 for Mr.  Ridgeway;  $5,054,  $4,522 and  $4,111 for Mr.  West;  and
      $5,609, $4,786 and $3,865 for Mr. King; life insurance premiums paid by the Company in 2004, 2003 and 2002 of $825, $648 and $1,980 for Mr. Dye;
      $1,344,  $648 and $1,290  for Mr.  Ridgeway;  $706,  $592 and $552 for Mr.
      West; $1,287, $540 and $504 for Mr. King; directors' fees paid by the Company and the Banks in 2004, 2003 and 2002 of $7,600, $17,950 and $18,100 to Mr. Dye; $12,900, $12,550 and $12,000 to Mr. Ridgeway; $7,500,
      $6,600 and $4,900 to Mr. West; and $7,500,  $6,600 and $4,900 to Mr. King;
      and economic value of split-dollar life insurance premium paid on Mr. Dye's behalf in 2004 and 2003 of $522 and $344; and on Mr. Ridgeway's behalf in 2004, 2003 and 2002 of $2,120, $1,352 and $934.

Retirement Benefits

         The Company has entered into a Salary Continuation Agreement with R. Riggie Ridgeway, its President and Chief Executive Officer. The agreement, as amended, provides for payments of benefits to Mr. Ridgeway commencing at his retirement at age 65, or earlier in the event of death or disability. The agreement with Mr. Ridgeway provides for payment of a Normal Retirement Benefit of $47,714 increased by 4% each year between February 1, 2003 and Mr. Ridgeway's retirement date. The Normal Retirement Benefit is payable in monthly installments beginning in the month after Mr. Ridgeway's retirement and continuing for the greater of the life of Mr. Ridgeway or 239 additional months. Each year after the first benefit payment, the benefit will increase by the same percentage as any increase in the consumer price index.

         In the event that Mr. Ridgeway's employment with the Company is terminated prior to his retirement for any reason other than death or disability, the agreement provides that a retirement benefit will be paid beginning at normal retirement age based on the amount stated above increased by 4% per year for the actual years such employee worked after 1998.

         In the event that Mr. Ridgeway's employment with the Company is terminated prior to his normal retirement age due to disability, in lieu of the Normal Retirement Benefit he will receive an annual benefit after he reaches retirement age of between $19,862 and $65,300 subject to adjustment for inflation, based on the length of his service from 1998 to the date of termination of employment. In addition, if Mr. Ridgeway's employment is terminated due to disability prior to his normal retirement age, he will receive an annual payment from the date of such termination until the greater of life or 239 months, in an amount equal to the before-tax equivalent (using the Company's marginal tax rate) of the increase in value of the life insurance policy owned by the Company to fund the benefits under his agreement, reduced by the hypothetical cost to the Company of paying interest on the premium for the life insurance policy at a rate equal to the Company's cost of funds. In addition, if Mr. Ridgeway's employment is terminated due to disability prior to his normal retirement age, he will receive an annual payment from the date of such termination until his death in an amount equal to the before-tax equivalent (using the Company's marginal tax rate) of the increase in value of another life insurance policy owned by the Company to fund the benefits under his agreement reduced by the hypothetical cost to the Company of paying interest on the premium for the life insurance policy at a rate equal to the Company's cost of funds. The agreement provides, however, that total disability benefit payments are not to exceed Normal Retirement Benefit amounts.

         In the event that Mr. Ridgeway dies while in the employ of the Company, his agreement provides that his beneficiary shall receive an amount between $108,816 and $654,911.

         In 1997 and 2002, the Company purchased universal life insurance policies on the life of Mr. Ridgeway, which are reflected in the Company's balance sheet as other assets. Although the Company plans to use these policies to fund its obligations under the agreement, its obligations are independent of the policies.

         The Company also had a Salary Continuation Agreement with Robert E. Dye, Sr., its former President and Chief Executive Officer, prior to his death in April 2004. The agreement, as amended, was to provide for payments of benefits to Mr. Dye commencing at his retirement at age 66 or earlier in the event of death or disability. The agreement with Mr. Dye would have provided for payment of an annual benefit (the "Normal Retirement Benefit") of $70,094 increased by 4% each year between February 1, 2003 and Mr. Dye's retirement date. The Normal Retirement Benefit would have been payable in monthly installments beginning in the month after Mr. Dye's retirement and continuing for the greater of the life of Mr. Dye or 227 additional months. Each year after the first benefit payment, the benefit would increase by the same percentage as any increase in the consumer price index.

         Because Mr. Dye died while in the employ of the Company, his agreement provided that Mr. Dye's beneficiary receive $210,358. In addition the designated beneficiary of Mr. Dye will receive an annual benefit payment for a period of 17 years. This annual benefit payment is an amount equal to the before-tax equivalent (using the Company's marginal tax rate) of the increase in value of another life insurance policy owned by the Company to fund the benefits under his agreement reduced by the hypothetical cost to the Company of paying interest on the premium for the life insurance policy at a rate equal to the Company's cost of funds.

         Because Mr. Dye died while in the employ of the Company, a separate agreement provided that Mr. Dye's beneficiary receive $20,000. Similar agreements are in effect for 29 of the Company's officers, including Mr. Ridgeway.

Noncompetition, Severance and Employment Agreements

         In February, 2005, the Company entered into Noncompetition, Severance and Employment Agreements with each of Messrs. Ridgeway, West and King that replaced agreements that had been in effect prior to that date. Mr. Ridgeway's Employment Agreement provides for his employment as Chief Executive Officer of the Company. Mr. West's Agreement provides for his employment as Executive Vice President of the Company. Mr. King's Agreement provides for his employment as President and Chief Executive Officer of Bank of Anderson, N.A. The terms of all of the agreements are substantially the same. The agreements are each for rolling three year terms. Mr. Ridgeway's agreement provides for a base salary of $275,000.00 per year, Mr. West's agreement provides for a base salary of $165,000.00 per year, and Mr. King's agreement provides for a base salary of $153,000.00 per year. Such base salaries may be adjusted by the Compensation Committee of the Board of Directors from time to time in its discretion. All three agreements also provide for payment of annual incentive bonuses determined in accordance with the terms of any incentive plans adopted by the Board of Directors, an automobile, country club dues, and any other employee benefits generally provided by the Company to its most highly ranking executives for so long as the Company provides such benefits. Other terms of the agreements include terms dealing with termination and the rights of the executives to payments following termination after a change of control and under certain other circumstances, and noncompetition and related agreements, as well as other provisions frequently found in executive employment agreements.

         Robert E. Dye, Sr., former Chief Executive Officer of the Company, was also subject to a Noncompetition, Severance and Employment Agreement at the time of his death in April, 2004. Pursuant to its terms, the agreement terminated upon his death without any further payments pursuant thereto.

         The foregoing are merely summaries of certain provisions of the Salary Continuation Agreements and the Noncompetition, Severance and Employment Agreements, and are qualified in their entirety by reference to such Agreements, which have been filed with the Securities and Exchange Commission as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

1993 Incentive Stock Option Plan

         The 1993 Peoples Bancorporation, Inc. Incentive Stock Option Plan (the "1993 Plan") reserved 808,135 shares (as adjusted for stock dividends and stock splits since inception of the plan) for issuance upon exercise of options under the plan, and provides for the grant of options at the discretion of the Board of Directors or a committee designated by the Board of Directors to administer the 1993 Plan. The option exercise price must be at least 100% of the fair market value of the stock on the date the option is granted (or 110% in the case of an option granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company), and the options are exercisable by the holder thereof prior to their expiration in accordance with the terms of the holder's Stock Option Agreement and the 1993 Plan. Stock options granted pursuant to the 1993 Plan expire no later than ten years from the date on which they are granted, except in the case of options granted to ten percent shareholders, which expire not later than five years from the date on which they are granted. The 1993 Plan had a ten year term and has, therefore, terminated. Although options may still be exercised under the 1993 Plan, no further options may be granted under the 1993 Plan.

2004 Stock Option Plan

         The 2004 Stock Option Plan reserved 307,125 shares (as adjusted for stock splits and stock dividends since inception of the plan) for issuance pursuant to the exercise of options under the 2004 Stock Option Plan. The plan is administered by the Board of Directors or a Committee appointed by the Board of Directors. Options awarded under the plan may be "incentive stock options" within the meaning of the Internal Revenue Code or non-qualified options. Options may be granted pursuant to the 2004 Stock Option Plan to persons who are directors, officers or key employees of the Company or any subsidiary (including officers who are employees) at the time of grant. The Board of Directors or the Committee selects the persons to receive grants under the 2004 Stock Option Plan and determines the number of shares covered by options granted under the plan. All stock options will have such exercise prices as may be determined by the Board of Directors or the Committee at the time of grant, but such prices may not be less than the fair market value of the Common Stock (as determined in accordance with the plan) at the date of grant. The Board of Directors or the Committee may set other terms for the exercise of the options but may not grant to any one holder more than $100,000 of incentive stock options (based on the fair market value of the optioned shares on the date of the grant of the option) which first become exercisable in any calendar year. No options may be exercised after ten years from the date of grant, and options may not be transferred except by will or the laws of descent and distribution. Incentive stock options may be exercised only while the optionee is an employee of the Company, within three months after the date of termination of employment, or within twelve months of death or disability, but only to the extent the option has not expired.

         The number of shares reserved for issuance under the 2004 Stock Option Plan, the number of shares covered by outstanding options and the exercise price of options will be adjusted in the event of changes in the number of outstanding shares of common stock effected without receipt of consideration by the Company. All outstanding options will become immediately exercisable in the event of a change of control, or imminent change of control, of the Company (both as defined in the plan). In the event of an extraordinary corporate action (as described in the plan), subject to any required shareholder approval, the Board of Directors or the Committee, in its sole discretion, may also cancel and pay for outstanding options. The Board or Committee also has the power to accelerate the exercise date of outstanding options at any time. The Board of Directors may alter, suspend or discontinue the plan, but may not increase (except as discussed above) the maximum number of shares reserved for issuance under the plan, materially increase benefits to participants under the plan, or materially modify the eligibility requirements under the Plan without shareholder approval or ratification. The 2004 Stock Option Plan will terminate on April 6, 2014, and no options will be granted thereunder after that date.

         The foregoing summaries of the 1993 Stock Option Plan and the 2004 Stock Option Plan are qualified in their entirety by reference to the plans, which have been filed with the Securities and Exchange Commission as exhibits to registration statements on Forms S-8 in 2004.

       Aggregated Option Exercises in 2004 and 2004 Year End Option Values

         The following table presents information about the value of options held by Messrs. Dye, Ridgeway, West and King at December 31, 2004. No options were granted to or exercised by Mr. Dye, Mr. Ridgeway, Mr. West or Mr. King in 2004.


                                                        Number of Securities              Value of Unexercised
                                                       Underlying Unexercised             In-the-Money Options
                                                     Options At Fiscal Year End           At Fiscal Year End(1)
                  Name/Position                       Exercisable/Unexercisable         Exercisable/Unexercisable
                  -------------                       -------------------------         -------------------------

Robert E. Dye, Sr.                                           0               0                  0              0
    President and Chief Executive
     Officer (2)
R. Riggie Ridgeway                                      29,332               0           $561,121              0
   President and Chief Executive
    Officer (3)
William B. West                                         10,548               0           $161,595              0
    Executive Vice President
David C. King                                           10,548               0           $161,595              0
    President, Bank of Anderson, N.A.

(1) Based on an exercise price of $2.35 per share for Mr. Ridgeway and $6.16 per share for Mr. West and Mr. King, and an estimated fair value of $21.48 per share on December 31, 2004.
(2) Mr. Dye served as President and Chief Executive Officer until his death in April, 2004.
(3) Mr. Ridgeway became President and Chief Executive Officer in April, 2004. Prior to that time, he served as Executive Vice President of the Company.

Compensation Committee Interlocks and Insider Participation

         The  Compensation  Committee in 2004 consisted of Mr. Carr, Mr. Barnes,
Mr. Merritt, Mrs. Smith, Mr. Black and Mr. McFall. In reaching compensation decisions, the committee took into account discussions with and recommendations by Mr. Ridgeway, the Chief Executive Officer. There is no other involvement by the Company's executive personnel in the committee's deliberations. Mr. Ridgeway did not participate in deliberations and decisions regarding his own compensation.

Board Compensation Committee Report On Executive Compensation

         The Compensation Committee has developed and implemented a formalized salary administration program for all Company personnel. Each position within the Company, including the chief executive officer and all other executive officers, has been assigned a grade based on certain criteria including but not limited to knowledge, experience, skill, scope of decisions to be made and authority. Each grade has been assigned a salary range based on peer group comparisons from survey data for other financial institutions of comparable size and complexity. Annual base salaries are generally set at competitive levels with similar financial institutions and within the Company's salary administration program's guidelines, including the positions of chief executive officer and other executive officers. Each employee, including the chief executive officer and all other executive officers, is reviewed at least annually for job performance and individual goal attainment. Salary increases are largely based on job performance and goal attainment.

         For 2004, the Compensation Committee approved, and the Board of Directors ratified, a cash incentive plan based on attainment of profitability goals. All employees and officers, including the chief executive officer and all executive officers of the Company and its subsidiaries, participated in the plan. Cash incentive bonus awards were based on a formula driven method and capped by a percentage of each employee's base salary level. The Compensation Committee plans to approve a similar plan in 2005 for all employees based on attainment of profitability goals.

         The Compensation Committee also administers the Company's Incentive Stock Option Plan whereby stock options are awarded to key employees.

         The Company's overall compensation program for its chief executive officer and senior management is intended to attract, motivate and retain key employees; maintain a base salary structure that is competitive in the Company's marketplace; link annual incentive cash awards with specific profitability goals; and provide long-term incentive awards in the form of incentive stock options that couple management ownership with stockholder value.

                             Respectfully submitted,

         Garnet A. Barnes, Chairman             Eugene W. Merritt, Jr.
         Nell W. Smith                          James A. Black, Jr.
         William A. Carr                        Andrew M. McFall, III


Performance Graph

         The Company is required to provide its shareholders with a line graph comparing the Company's cumulative total shareholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. The purpose of the graph is to help shareholders determine the reasonableness of the Compensation Committee's decisions with respect to the setting of various levels of executive officer compensation. Shareholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid to executive officers.

         However, shareholders should recognize that corporations often use a number of other performance benchmarks (in addition to shareholder return) to set various levels of executive officer compensation. The Company's 2004 Annual Report to Shareholders contains a variety of relevant performance indicators concerning the Company. Thus, Company shareholders may wish to consider other relevant performance indicators which may be more closely related to officer performance in assessing the reasonableness of Company executive officer compensation, such as growth in earnings per share, book value per share and cash dividends per share, along with Return on Equity (ROE) and Return on Assets
(ROA) percentages.

         The performance graph below compares the Company's cumulative total shareholder return over the most recent 5-year period with both the NASDAQ Composite Index and The Carson Medlin Company's Independent Bank Index (an index published by The Carson Medlin Company, Investment Bankers). The NASDAQ Composite Index reflects overall stock market performance. The Independent Bank Index is the compilation of the total return to shareholders over the past five years of a group of 22 independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia. The banks included in this index are:

    Name                                           City                State
    ----                                           ----                -----
    Auburn National Bancshares, Inc.             Auburn                  AL
    United Security Bancshares, Inc.             Thomasville             AL
    TIB Financial Corp.                          Key Largo               FL
    Seacoast Banking Corp.                       Stuart                  FL
    Fidelity National Corp.                      Atlanta                 GA
    Southeastern Banking Corporation             Darien                  GA
    Southwest Georgia Financial Corp.            Moultrie                GA
    PAB Bankshares, Inc.                         Valdosta                GA
    Four Oaks Fincorp, Inc.                      Four Oaks               NC
    Bank of Granite Corp.                        Granite Falls           NC
    FNB Financial Services Corp.                 Reidsville              NC
    CNB Corporation                              Conway                  SC
    Peoples Bancorporation, Inc.                 Easley                  SC
    First Pulaski National Corporation           Pulaski                 TN
    Wilson Bank Holding Company                  Lebanon                 TN
    National Bankshares, Inc.                    Blacksburg              VA
    FNB Corporation                              Christiansburg          VA
    American National Bankshares, Inc.           Danville                VA
    Central Virginia Bankshares, Inc.            Powhatan                VA
    Virginia Financial Corp.                     Staunton                VA
    C&F Financial Corporation                    West Point              VA
    First Century Bankshares, Inc.               Bluefield               WV

         The total five year return was calculated for each of the banks in the peer group taking into consideration changes in stock price, cash dividends, stock dividends, and stock splits since December 31, 1999. The individual results were then weighted by the market capitalization of each bank relative to the entire peer group. The total return approach and the weighting based upon market capitalization is consistent with the preparation of the NASDAQ total return index.

         The Company believes the Independent Bank Index is a more relevant standard by which community banks should measure their own performance because the peer group is comprised of banks that are closer in size and style of doing business. Furthermore, this index more closely reflects the actual trading patterns of community bank stocks.

         Returns assume a beginning stock index price of $100 per share and reinvestment of dividends. The value of the Company's stock as shown in the graph is based on information known to the Company regarding transactions in the Company's stock. Because there is no active trading market in the Company's stock the information is based on a limited number of transactions.


                                           1999      2000       2001      2002      2003       2004
                                           ----      ----       ----      ----      ----       ----
PEOPLES BANCORPORATION, INC.                100        97         88       123       156        229
INDEPENDENT BANK INDEX                      100        94        114       141       190        221
NASDAQ INDEX                                100        60         48        33        49         54

Director Compensation

Directors' Fees

         The Company paid director fees of $300 per board meeting in 2004. In January 2005, the Company increased director fees to $500 per quarterly Board meeting. The Chairman of the Board receives an additional $500 per quarterly Board meeting. Each of the directors of the Company also serves as a director of one of the Banks. The Peoples National Bank paid director fees of $950 per meeting for 2004; Bank of Anderson, N. A. paid director fees of $500 per meeting in 2004; and Seneca National Bank paid director fees of $300 per meeting in 2004. Payment of director fees is not contingent upon attendance at board meetings.

         In 2004, the Company paid committee members $100 for each committee meeting attended. In January 2005, Committee fees were increased to $150 per committee meeting attended. Committee Chairs receive an additional $100 per committee meeting attended. The Banks pay committee members $100 for each committee meeting they attend.

         The Company and the Banks paid an aggregate of $270,200 in director and committee fees in 2004.

1997 Non-Employee Director Stock Option Plan

         The 1997 Non-Employee Director Stock Option Plan (the "1997 Plan") reserved 354,589 shares (as adjusted for stock splits and stock dividends since inception of the plan) for issuance upon exercise of options under the plan, and provides for the granting to non-employee directors of options under a non-discretionary formula set forth in the 1997 Plan. The option exercise price of each option must not be less than 100% of the fair market value of the shares of common stock of the Company on the date of grant, and the options are exercisable by the holder thereof prior to their expiration in accordance with the terms of the holder's Stock Option Agreement and the 1997 Plan. Stock options granted pursuant to the 1997 Plan expire no later than ten years from the effective date of the 1997 Plan.

         During 2004 options to purchase shares of the Company's common stock were granted under the 1997 Plan at an exercise price of $14.93 per share to the following directors:

                                                    Number of
                                                 Options Granted
             Name                                     in 2004  *
             ----                                 -------------

Andrew M. McFall, III                                   787
Larry D. Reeves                                         787
James A. Black, Jr.                                     787

         * All options are currently exercisable.

                              CERTAIN TRANSACTIONS

         The Banks have outstanding loans to certain of their directors and executive officers, their associates and members of their immediate families. All of such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Banks, and did not involve more than the normal risk of collectibility or present other unfavorable features.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors, its executive officers and certain individuals are required to report periodically their ownership of the Company's Common Stock and any changes in ownership to the Securities and Exchange Commission. Based on a review of Section 16(a) reports available to the Company and written representations of persons subject to Section 16(a), it appears that all such reports for these persons were filed in a timely fashion during 2004, except one report on Form 4 was not timely filed for Robert E. Dye, Jr. and one report on Form 4 that was not timely filed for A.J. Thompson, Jr.

                              AMENDMENTS TO BYLAWS

         The Board of Directors has approved amendments to Sections 3.02, 3.03, 3.04, 3.09 and 3.11 of Article Three of the Company's Bylaws and proposes that the shareholders adopt the amendments. The proposed changes, the Board of Director's reasons for the changes, and the effects of the changes are discussed below. The text of each section proposed to be changed, before and after the changes, is set forth in Appendix A attached to this Proxy Statement.

Section 3.02(a).  There are essentially  three changes to this subsection of the
Bylaws:

         1. In the revised provision, the determination of the size of the Board of Directors is granted exclusively to the Board of Directors. The current bylaw provision permits either the Board of Directors or the shareholders to set the size of the Board of Directors. South Carolina law provides that, unless a corporation's Articles of Incorporation or Bylaws provide otherwise, the size of the Board of Directors may be set by the Board of Directors or the shareholders. The Board of Directors has proposed the changes because it believes that a more orderly process for electing directors will result if it can set the size of the Board of Directors in advance of shareholders' meetings. This provision could be considered as an anti-takeover provision because the incumbent Board of Directors could, in theory, manipulate the size of the Board of Directors to impede, at least for awhile, the ability of the shareholders holding a majority of the outstanding shares to achieve a majority on the Board of Directors. Nevertheless, the Board of Directors believes this change, if it has any effect at all, will contribute to the stability of management of the corporation which is in the long-term best interest of the shareholders.

         2. In the revised provision, the minimum size of the Board of Directors is reduced from nine to six. The Company's Articles of Incorporation require that the Board of Directors be divided into three classes serving staggered three year terms. At the time the Bylaws were adopted, South Carolina law required that a classified board of directors have at least nine members. That law was subsequently changed to permit a minimum of six directors. The proposed change simply gives the Company the flexibility to operate with a smaller Board of Directors. This change could also be used by the Board of Directors to impede or limit, at least temporarily, an effort by a group of shareholders to gain control of the Board of Directors. However, it would not prevent a majority of the shares from changing the membership of the Board of Directors over a two to three year period. The Board of Directors has no present plans to reduce the size of the Board of Directors below the current minimum of nine.

         3. In the revised provision, the description of the length of the term of a director has been restated to reflect that only a director elected by shareholders may serve a full three year term. The current bylaw provision implies that a person elected by the directors to fill an unexpired term will serve for three full years, which is contrary to South Carolina law. South Carolina law only permits a director elected by the Board of Directors to fill an unexpired term to serve until the next annual meeting of shareholders.

Section 3.02(b). Qualifications for being elected as a director are added. The first qualification requires that a person nominated other than by the Board of Directors be nominated by a shareholder who has given written notice of the nomination and information about the nomination to the Company not less than 90 days prior to the meeting of the shareholders. The Board of Directors proposes this change to provide a more orderly framework for the election of directors by eliminating the possibility of surprise nominees. The change should improve the flow of important information to all of the shareholders without unreasonably burdening shareholders who wish to make nominations.

         An age limit of 72 years old is also added as a qualification for election as a director of the Company. Only persons who are younger than 72 years old on the date of election will be eligible to be elected or re-elected as directors. However, a director who reaches age 72 while in office may continue to serve until the expiration of the director's term. The Board of Directors believes this qualification will be beneficial to the Company because it will eliminate the need for difficult subjective evaluations of fitness for service once a director reaches an age level after which many people experience substantial health related limitations on their mental or physical abilities. The Board of Directors recognizes that such deterioration is often not the case at age 72 and that many people above that age, including current directors of the Company, are in robust mental and physical condition. Nevertheless, the Board of Directors believes this change is in the best interest of the Company. The Board of Directors expects to use the non-voting position of director emeritus, discussed with respect to new Section 3.11 below, to retain the experience and expertise of directors who become ineligible for re-election due to this change.

Section 3.03. This section, which deals with the removal of directors, has been rephrased and supplemented to bring it into better alignment with South Carolina law. No substantive change has been made since any inconsistency of the Bylaws with state law would yield to the provision of the law.

Section 3.04. The proposed changes to this section conform this section to the requirements of the Company's Articles of Incorporation or South Carolina law. The proposed changes delete the right of shareholders to fill vacancies on the Board of Directors because the Company's Articles of Incorporation assign the responsibility for filling vacancies on the Board of Directors to the Board of Directors. The proposed changes limit the term of a director filling a vacancy to the next annual meeting of shareholders to conform the provision to the requirements of state law. The proposal also adds a description of the state law limit on the number of vacancies created by increase of the size of the Board of Directors which may be filled by the Board of Directors without shareholder approval. Even if these changes to the Bylaws were not made, South Carolina law and the Articles of Incorporation would have precedence over the inconsistent Bylaw provisions. Accordingly, these revisions to the Bylaws do not result in any substantive changes to the rights of shareholders.

Section 3.09. The proposed changes make the Chairman of the Board of Directors the person responsible for conducting the meetings of the Board of Directors. The purpose of the change is to conform the Bylaws to the traditional practice of the Board of Directors and provide a more clear statement of that practice.

Section 3.11 (old). Current Section 3.11 is proposed to be repealed and a new section dealing with a different topic is proposed to be adopted and numbered
3.11. Current Section 3.11 seeks to prevent any change to Article Three of the Company's Bylaws except by an 80% vote of the outstanding shares of the Company. All other current articles of the Bylaws may be changed by the Board of Directors or the shareholders, and, in the case of shareholder votes, the requirement is that, at a meeting at which a quorum is present, the number of shares voted in favor of the change must exceed the number of shares voted against the change. The Board of Directors believes that current Section 3.11 is far too restrictive and could hamper the Company's ability to promptly provide for corporate governance improvements or enhancements, which may be either required or desirable, as well as its ability to readily make changes appropriate to the Company's evolving status.

Section 3.11 (new). It is proposed to add a new Section 3.11 creating the position of director emeritus, which may be granted to former members of the Board of Directors by the Board of Directors. A director emeritus may attend meetings of the directors and may participate in discussions, but shall not have a vote. A director emeritus may be compensated for service, and the terms of such service, including duration, will be determined by the Board of Directors. The Board of Directors believes that the availability of the position of director emeritus will provide a mechanism by which the Company may continue to access the experience and wisdom of former members of the Board of Directors.

Vote Required

         The amendments to each of the sections of the Bylaws listed above will be presented to the shareholders for a vote on the amendments to each section. Each shareholder may vote in favor of all the amendments, against all of the amendments or abstain as to all of the amendments. Each shareholder may also vote for amendment of some sections and against or to abstain for other sections in any combination. The Board of Directors recommends that you vote FOR the amendments to all of the sections.

         Under South Carolina law and the Company's Articles of Incorporation, if a quorum is present at the meeting, the amendments to the Bylaws will be approved if the number of shares voting in favor of the amendments is greater than the number of shares voting against the amendments. However, current
Section 3.11 of the Bylaws requires an affirmative vote of 80% of the outstanding shares of common stock in order to approve the amendments. The Board of Directors has been advised that the voting requirement of Section 3.11 is contrary to state law and thus invalid. Therefore, if the vote to approve the amendments is sufficient for approval under state law but not under Section 3.11 of the Bylaws, the Board of Directors will declare the amendments to have been adopted.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board has selected Elliott Davis, LLC, Certified Public Accountants with offices in Greenville, South Carolina, to serve as the Company's independent certified public accountants for 2005. It is expected that representatives from this firm will be present and available to answer appropriate questions at the annual meeting, and will have the opportunity to make a statement if they desire to do so.

Fees Paid to Independent Auditors

         Set forth below is information about fees billed by the Company's independent auditors for audit services rendered in connection with the consolidated financial statements and reports for the years ended December 31, 2004 and 2003, and for other services rendered during such years, on behalf of the Company and the Bank, as well as all out-of-pocket expenses incurred in connection with these services, which have been billed to the Company.

Audit Fees

         Audit fees include fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports, and services that are normally provided by the Company's independent auditor in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation. For the years ended December 31, 2003 and 2004, respectively, Elliott Davis, LLC billed the Company an aggregate of $47,215 and $56,350 for audit fees.

Audit-Related Fees

         Audit-related fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and that are not reported under "Audit Fees". These services include employee benefit plan audits, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards. For the years ended December 31, 2003 and 2004, respectively, Elliott Davis, LLC billed the Company an aggregate of $12,140 and $6,840 for audit-related fees.

Tax Fees

         Tax fees include fees for tax compliance/preparation and other tax services. Tax compliance/preparation include fees billed for professional services related to federal and state tax compliance. Other tax services include fees billed for other miscellaneous tax consulting and planning. For the years ended December 31, 2003 and 2004, respectively, Elliott Davis, LLC billed the Company an aggregate of $6,300 and $9,500 for tax fees.

All Other Fees

         All other fees include fees for all other services other than those reported above. For the years ended December 31, 2003 and 2004, Elliott Davis, LLC did not bill the Company for any other fees.

         In making its decision to recommend appointment of Elliott Davis, LLC as the Company's independent auditors for the fiscal year ending December 31, 2005, the Audit Committee considered whether services other than audit and audit-related services provided by that firm are compatible with maintaining the independence of Elliott Davis, LLC.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

         The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) provided by the independent auditors, subject to possible limited exceptions for non-audit services described in Section 10A of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to completion of the audit. The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its next scheduled meeting.

         General pre-approval of certain audit, audit-related and tax services is granted by the Committee at the first quarter Committee meeting. The Committee subsequently reviews fees paid. Specific pre-approval is required for all other services. During 2004, all audit and permitted non-audit services were pre-approved by the Committee.

                             AUDIT COMMITTEE REPORT

         The following is the report of the Audit Committee with respect to Peoples Bancorporation, Inc.'s audited financial statements for the fiscal year ended December 31, 2004.

         The purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting, internal controls and audit functions. The Audit Committee is comprised solely of independent directors as defined by The Nasdaq Stock Market, Inc. Marketplace Rules.

         The Audit Committee has reviewed and discussed the consolidated financial statements with management and Elliott Davis, LLC, the Company's independent auditors. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; accounting and financial reporting principles; internal controls; and disclosure controls and procedures. Elliott Davis, LLC, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

         The Audit Committee has discussed with Elliott Davis, LLC the matters required to be discussed by Statement on Accounting Standards No. 61, as may be modified or supplemented, "Communication with Audit Committee." In addition, the Audit Committee has received the written disclosures and the letter from Elliott Davis, LLC required by Independence Standards Board Standard No. 1, as may be modified or supplemented, "Independence Discussions with Audit Committees," and the Audit Committee has discussed with Elliott Davis, LLC their independence.

         Based on their review of the consolidated financial statements and discussions with and representations from management and Elliott Davis, LLC referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2004, for filing with the Securities and Exchange Commission.

                        Respectfully submitted,

               Charles E. Dalton              Larry D. Reeves
               James A. Black, Jr.            Nell W. Smith

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

         Shareholders may obtain copies of the Company's 2004 Annual Report on Form 10-K required to be filed with the Securities and Exchange Commission for the year ended December 31, 2004, free of charge by requesting such form in writing from Robert E. Dye, Jr., Secretary, Peoples Bancorporation, Inc., 1818 East Main Street, Easley, South Carolina 29640. Copies may also be downloaded from the Securities and Exchange Commission website at http://www.sec.gov.

                                  OTHER MATTERS

         The Board of Directors and management of the Company are not aware of any other matters not referred to in the enclosed proxy that may be brought before the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment on such matters. As of the date of the preparation of this Proxy Statement, no shareholder has submitted to management any proposal to be acted upon at the Annual Meeting.

                                   APPENDIX A

                              AMENDMENTS TO BYLAWS

         Each of the following five sections of Article Three of the current Bylaws of the Company are proposed to be deleted and replaced with the italicized language immediately following that section as set forth below:

         3.02 Number; Election; Term; Qualification. The number of directors which shall constitute the board of directors shall be determined by resolution of the board of directors at any meeting thereof or by the shareholders at any meeting thereof, but shall never be less than nine. The board of directors shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve a term of three years.

         3.02 Number; Election; Term; Qualification.

         (a) The number of directors which shall constitute the board of directors shall be determined by resolution of the board of directors at any meeting thereof, but shall never be less than six. The board of directors shall be divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. At each annual meeting of shareholders, unless a shorter term is specified by the board of directors, directors shall be chosen for a term of three years to succeed those directors whose terms expire.

         (b) No person shall be qualified to be elected as a director of the Corporation by the shareholders unless such person is either (i) nominated by the board of directors, or (ii) nominated by a shareholder of record and the shareholder (A) gives written notice to the secretary of the Corporation of the name, address and share ownership of the shareholder and the nominee not less than ninety (90) days prior to the meeting of shareholders at which such person is to be nominated, and (B) within fifteen (15) days after an acknowledgement of the notice is sent by certified mail or private courier service to the shareholder at the address given in the notice, the shareholder furnishes to the secretary of the Corporation a written consent of the nominee to be nominated and to serve as a director, if elected, together with such information about the nominee as the secretary may request in order to comply with applicable regulations regarding the solicitation of proxies. No person who is 72 years of age or older shall be eligible to be elected or re-elected a director of the Company. Any director who reaches the age of 72 during his or her term of service as director shall, however, be permitted to serve out the remainder of such term.

         3.03 Removal. At any meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

         3.03 Removal. At any meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of shareholders; provided, however, that a director may not be removed if the votes cast against the director's removal would be sufficient to cause the director to be elected under cumulative voting.

         3.04 Vacancies; Increases in Number. Any vacancy occurring in the board of directors (by death, resignation or removal for cause or through an increase in the number of directors in any class, or otherwise) may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors to the extent permitted by law. A director elected to fill a vacancy shall be elected to serve until the next election of the class for which such director shall have been chosen, and until his successor has been duly elected and qualified.

         3.04 Vacancies; Changes in Number. Any vacancy occurring in the board of directors (by death, resignation or removal or through an increase in the number of directors in any class, or otherwise) may be filled by the affirmative vote of a majority of the remaining directors to the extent permitted by law. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders. Increases or decreases in the number of directors shall not exceed thirty percent of the number of directors last approved by the shareholders, unless such increase or decrease is approved by the shareholders. In the absence of a specific approval of a number of directors by the shareholders, the shareholders shall be deemed to have approved at each annual meeting the number of directors holding office at the end of such meeting.

         3.09 Procedure; Minutes. At meetings of the board of directors, business shall be transacted in such order as the board of directors may determine from time to time. The board of directors shall appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

         3.09 Procedure; Minutes. At meetings of the board of directors, business shall be transacted in such order as the board of directors may determine from time to time. The chairman of the board of directors, or a person appointed by the chairman, shall preside at each meeting and the chairman shall appoint a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be delivered to the secretary of the Corporation for placement in the minute books of the Corporation.

         3.11 Amendment of the Article. The board of directors may not alter, amend or repeal this article, or adopt any new provisions which would limit its effect. The shareholders may alter, amend or repeal this article, or adopt any new provisions which would limit its effect, only upon the approval of at least 80% of the outstanding voting shares of the Corporation.

         3.11 Directors Emeritus. At the conclusion of a director's term of service, whether as a result of reaching age 72 during his or her term of service, or for any other reason, the Board of Directors may, but is not required to, elect such person as a "director emeritus" of the Company based on such criteria as the Board shall from time to time establish. A director emeritus shall be permitted to attend meetings of the Board of Directors and participate in discussion, but shall not have the right to vote. A director emeritus shall be entitled to receive such compensation as shall from time to time be set by the Board of Directors. A director emeritus shall be permitted to serve as the Chair of any Board committee, but shall not be entitled to vote on any matter before the committee. Directors emeritus shall serve for such term as the Board of Directors shall determine and may serve more than one term. Service of a director emeritus may be terminated by the Board of Directors at any time without prior notice and with or without cause.



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


                                      PROXY

                          PEOPLES BANCORPORATION, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR ANNUAL MEETING OF SHAREHOLDERS - THURSDAY - MAY 19, 2005

         Robert E. Dye, Jr. and Patricia A. Jensen, or either of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of Peoples Bancorporation, Inc. held of record by the undersigned on the Record Date at the Annual Meeting of Shareholders to be held on May 19, 2005, and at any adjournment thereof, as follows:

1.       Election of  [ ] FOR all nominees listed  [ ]  WITHHOLD AUTHORITY
         Directors.       below                         to vote for all nominees
                                                        listed below

                      [ ] WITHHOLD  AUTHORITY only on the following nominees:
                          ______________________________________________________
                          ______________________________________________________
                           Instructions: To withhold authority to vote for any individual(s), write the nominee's(s') name(s) on the line above.

NOMINEES:  Charles E. Dalton,  Larry D. Reeves,  R. Riggie Ridgeway

2. Amendment of To approve the amendments to the Bylaws of Peoples Bancorporation, Inc., set Bylaws forth in Appendix A to the Proxy Statement as follows:

            Section 3.02(a)       To require  size of Board of Directors
                                  be set by Board of Directors with a minimum of six directors.

                                  [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

            Section 3.02(b) To require 90 days notice of nominations for director by shareholders and and limit election as directors to persons under 72 years old.

                                  [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

            Section 3.03 To require removal of directors be by vote of shareholders in a manner complying with South Carolina law.

                                  [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

            Section 3.04 To conform procedure for filling vacancies and changing number of directors to Articles of Incorporation and South Carolina law.

                                  [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

            Section 3.09 To make Chairman of the Board of Directors the person responsible for conducting meetings of Board of Directors.

                                  [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

            Section 3.11          To delete this section which requires  Article
            (old) Three of Bylaws be changed only by vote of shareholders

                                  [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

            Section 3.11          To  create  nonvoting   position  of  director
            (new) emeritus to be filled in discretion of Board of Directors.

                                  [ ] FOR      [ ] AGAINST     [ ] ABSTAIN

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

3. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. (Management at present knows of no other business to be brought before the meeting.)

THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

Please sign exactly as name appears below. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Dated:                   ,  2005
       ------------------                 --------------------------------------


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